Exhibit 10.71

PLEDGE AND SECURITY AGREEMENT,

dated as of December 7, 2020,

among

LANNETT COMPANY, INC.,

as the Parent Borrower,

each Guarantor from time to time party hereto,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Collateral Agent

Pledge and Security Agreement

Pledge and Security Agreement

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Schedules

Schedule I	Pledged Equity Securities and Pledged Debt Securities
Schedule II	Intellectual Property
Schedule III	Filing Jurisdictions
Schedule IV	Commercial Tort Claims
Schedule V	Matters Relating to Accounts and Inventory
Schedule VI	Letter of Credit Rights
Schedule VII	Deposit Accounts

Exhibits

Exhibit I	Form of Supplement to Security Agreement
Exhibit II	Form of Intellectual Property Security Agreement

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This PLEDGE AND SECURITY AGREEMENT, dated as of December 7, 2020 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, this “Agreement”), among LANNETT COMPANY, INC., a Delaware corporation (the “Parent Borrower”), each Guarantor from time to time a party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION as administrative agent (in such capacity and any successor in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity and any successor in such capacity, the “Collateral Agent”) for the Secured Parties.

Reference is made to the Credit and Guaranty Agreement, dated as of December 7, 2020 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the Subsidiary Borrowers from time to time party thereto (together with the Parent Borrower, jointly and severally, collectively, the “Borrowers” and each individually, a “Borrower”), certain subsidiaries of the Parent Borrower party thereto from time to time as Guarantors, the Lenders party thereto from time to time, Administrative Agent, and Collateral Agent.

The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each Guarantor will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

Article I.

DEFINITIONS

Section 1.01           Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All capitalized terms defined in the New York UCC (as defined below) and not defined in this Agreement or the Credit Agreement have the meanings specified in the New York UCC (as of the date hereof).

(b)       The rules of construction specified in Section 1.2 and 1.3 of the Credit Agreement also apply to this Agreement.

Section 1.02           Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Priority Collateral” shall have the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

“Additional Term Agent” shall have the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

Pledge and Security Agreement

“Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 3.01(a).

“Borrower” and “Borrowers” shall have the meaning assigned to such terms in the preliminary statement of this Agreement.

“Collateral” shall mean, collectively, the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the New York UCC, (ii) in the case of any Securities Account, “control,” as such term is defined in Section 8-106 of the New York UCC, and (iii) in the case of any Commodity Account, “control,” as such term is defined in Section 9-106 of the New York UCC.

“Control Agreement” shall mean a deposit account control agreement, a securities account control agreement or a commodity account control agreement, as applicable, which provides the Collateral Agent with Control of any Deposit Account, Security Account or Commodity Account in form and substance reasonably satisfactory to the Collateral Agent.

“Copyright License” shall mean any written agreement governed by the laws of any state of the United States to which a Credit Party is a party granting any right to such Credit Party under any United States copyright owned by any third party.

“Copyrights” shall mean all of the following which any Credit Party owns: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such Copyright in the United States, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule II, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Discharge of Term Loan Obligations” shall have the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

“Discharge of Additional Term Obligations” shall have the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

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“Excluded Accounts” shall have the meaning assigned to such term in Section 3.01(a).

“Excluded Assets” shall have the meaning assigned to such term in Section 3.01(a).

“Excluded Equity Interest” shall have the meaning assigned to such term in Section 2.01(a)(I).

“Excluded Instruments” shall have the meaning assigned to such term in Section 2.01(b).

“Federal District Court” shall have the meaning assigned to such term in Section 5.14(a).

“Federal Securities Laws” shall have the meaning assigned to such term in Section 4.03.

“Intellectual Property” shall mean all United States intellectual property of every kind which any Credit Party owns any right, title or interest, including inventions, designs, Patents, Copyrights, Trademarks, Trade Secrets, domain names and IP Agreements.

“Intellectual Property Collateral” shall have the meaning assigned to such term in Section 3.02(h).

“Intellectual Property Security Agreement” shall mean a security agreement substantially in the form set forth in Exhibit II, with any changes as may be reasonably acceptable to the Parent Borrower and the Collateral Agent.

“IP Agreements” shall mean all Copyright Licenses, Patent Licenses and Trademark Licenses and all other written agreements governed by the laws of any state of the United States to which a Credit Party is a party granting any right to such Credit Party under any United States copyrights, patents, trademarks or names owned by any third party.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form attached to the Credit Agreement as Exhibit M-2.

“New York Courts” shall have the meaning assigned to such term in Section 5.14(a).

“New York Supreme Court” shall have the meaning assigned to such term in Section 5.14(a).

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the Security Interests in any portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction in the United States other than New York, “New York UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdictions for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

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“Patent License” shall mean any written agreement governed by the laws of any state of the United States to which a Credit Party is a party granting to such Credit Party any right to make, use or sell any invention covered by a United States patent owned by any third party (including, without limitation, any such rights that such Credit Party has the right to license) and all rights of any Credit Party under any such agreement.

“Patents” shall mean all of the following which any Credit Party owns: (a) all letters patent of the United States, including those listed on Schedule II, and all applications for letters patent of the United States, including those listed on Schedule II, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Pledged Collateral” shall mean the Pledged Debt Securities and the Pledged Equity Securities.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 2.01(b).

“Pledged Equity Securities” shall have the meaning assigned to such term in Section 2.01(a).

“Security Interest” shall have the meaning assigned to such term in Section 3.01(a).

“Term Loan Collateral Agreement” means that certain Pledge and Security Agreement, dated as of November 25, 2015, among Parent Borrower, the Guarantors and the Term Loan Agent for the benefit of the Term Loan Secured Parties.

“Term Loan Obligations” shall have the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

“Term Loan Priority Collateral” shall have the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

“Term Loan Secured Parties” shall have the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

“Trademark License” shall mean any written agreement governed by the laws of any state of the United States, now or hereafter in effect, to which a Credit Party is a party granting to such Credit Party any right to use any United States trademark or name owned by any third party (including, without limitation, any such rights that such Credit Party has the right to license).

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“Trademarks” shall mean all of the following which any Credit Party owns: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade dress, logos, other source or business identifiers and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed and accepted, to the extent that, and solely during the period for which, any assignment of, or grant a security interest in, an “intent-to-use” application prior to such filing and acceptance would violate the Lanham Act or impair the validity or enforceability of, or render void or voidable or result in the cancellation of the applicable Credit Party’s right, title or interest therein or any trademark or service mark registration that issues as a result of such application under applicable federal law), and all renewals thereof, including those listed on Schedule II, (b) all goodwill associated therewith or symbolized thereby, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Trade Secrets” shall mean all United States trade secrets and all other confidential or proprietary technical and business information and know-how governed by the laws of any state of the United States.

Article II.

PLEDGE OF SECURITIES

Section 2.01             Pledge. As security for the payment or performance when due (whether at stated maturity, by acceleration or otherwise), as the case may be, in full of its Obligations, each Credit Party hereby pledges to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of such Credit Party’s right, title and interest in, to and under:

(a)               (i) the Equity Interests directly owned by it (including, as of the Closing Date, those Equity Interests listed on Schedule I) and (ii) any other directly owned Equity Interests obtained in the future by such Credit Party and, in each case, the certificates, if any, representing all such Equity Interests (the foregoing clauses (a)(i) and (ii), collectively, the “Pledged Equity Securities”); provided that the Pledged Equity Securities shall not include:

(A)             any Equity Interests in any Person that is not a wholly-owned subsidiary of the Parent Borrower;

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(B)              (1) more than 65% of the issued and outstanding Equity Interests of any class of Equity Interests of any Foreign Subsidiary (or any FSHCO) and (2) to the extent a Foreign Subsidiary is a Credit Party, any issued and outstanding Equity Interests of any class of Equity Interests of any subsidiary of such Foreign Subsidiary,

(C)              to the extent applicable law requires that a subsidiary of such Credit Party issue directors’ qualifying shares, nominee shares or similar shares which are required by law to be held by persons other than such Credit Party, such qualifying shares, nominee shares or similar shares held by persons other than such Credit Party,

(D)             any Equity Interests of any person (other than a wholly-owned Subsidiary that is a Restricted Subsidiary), to the extent (x) restricted or not permitted by the terms of such person’s organizational documents or other agreements with holders of such Equity Interests existing as of the date hereof or on the date of acquisition by a Credit Party of such Equity Interests (in each case, other than to the extent that any such prohibition would be rendered ineffective pursuant to applicable anti-assignment provisions of the New York UCC or any other applicable law); provided that such Equity Interests shall cease to be Excluded Equity Interests at such time as such prohibition ceases to be in effect to the extent such Equity Interest is an Excluded Equity Interest as a result of such prohibition or (y) such pledge would trigger a termination pursuant to any “change of control” provision or other similar provision,

(E)              any Equity Interests if, to the extent and for so long as the pledge of such Equity Interests hereunder is prohibited or restricted by any applicable law, including any requirement to obtain consent or approval of any Governmental Authority (other than to the extent such prohibition would be rendered ineffective pursuant to applicable anti-assignment provisions of the New York UCC or any other applicable law); provided that such Equity Interests shall cease to be Excluded Equity Interests at such time as such prohibition ceases to be in effect to the extent such Equity Interest is an Excluded Equity Interest as a result of such prohibition,

(F)              any Equity Interests if, to the extent and for so long as the pledge of such Equity Interests hereunder would result in material adverse tax consequences to the Parent Borrower and its subsidiaries (taken as whole) as reasonably determined by the Parent Borrower,

(G)             any Margin Stock,

(H)             any Equity Interests in captive insurance subsidiaries, special purpose entities identified in writing at any time by the Parent Borrower to the Administrative Agent and not-for-profit subsidiaries, and

(I)               any Equity Interests that the Parent Borrower and the Collateral Agent shall have agreed in writing to treat as Excluded Equity Interests for purposes hereof on account of the cost, difficulty, burden or consequences of pledging such Equity Interests hereunder being excessive in relation to the practical benefit to the Secured Parties of the security to be afforded thereby (any Equity Interests excluded pursuant to any of clauses (A) through (I) above, an “Excluded Equity Interest”),

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(b)               (i) promissory notes and any instruments evidencing Indebtedness for borrowed money owed to it as of the Closing Date (including, as of the Closing Date, those listed opposite the name of such Credit Party on Schedule I) and (ii) any promissory notes and any instruments evidencing Indebtedness for borrowed money in the future issued to such Credit Party (the foregoing clauses (b)(i) and (b)(ii) collectively, the “Pledged Debt Securities”); provided that the Pledged Debt Securities shall not include promissory notes and instruments evidencing Indebtedness for borrowed money (A) having an aggregate principal amount not in excess of $5,000,000, (B) to the extent otherwise excluded from the Collateral pursuant to this Agreement, (C) to the extent the pledge of such promissory note or instrument would violate applicable law (after giving effect to any applicable anti-assignment provisions of the New York UCC or any other applicable law); provided that such promissory note or instrument shall cease to be Excluded Instruments at such time as such prohibition ceases to be in effect to the extent such promissory note or instrument is an Excluded Instrument as a result of such prohibition or (D) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Parent Borrower and its subsidiaries (such excluded promissory notes and instruments, the “Excluded Instruments”),

(c)               subject to Section 2.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the Pledged Collateral (except to the extent otherwise excluded from the Collateral pursuant to this Agreement),

(d)               subject to Section 2.05 hereof, all rights and privileges of such Credit Party with respect to the securities and other property referred to in clauses (a), (b) and (c) above, and

(e)               all proceeds of any of the foregoing.

Section 2.02               Delivery of the Pledged Collateral. (a) Each Credit Party agrees promptly to (but in any event, within sixty (60) days of the receipt by such Credit Party thereof) deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Collateral (or, in the case of Pledged Collateral issued by Foreign Subsidiaries, if necessary under any applicable law, to carry out all necessary and reasonable formalities and actions for the dispossession and pledge thereof for the benefit of the Collateral Agent); provided that Pledged Debt Securities shall be required to be delivered only to the extent described in paragraph (b) of this Section 2.02.

(b)               Each Credit Party will cause any Pledged Debt Security (excluding, for the avoidance of doubt, any Excluded Instruments) in its possession and owed to it to be delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c)               Upon delivery to the Collateral Agent, (i) any Pledged Collateral required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 2.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Credit Party and such other instruments or documents as the Collateral Agent may reasonably request, in each case, subject to the Collateral and Guarantee Requirement. Each delivery of Pledged Collateral shall be accompanied by a supplement to Schedule I hereto describing such Pledged Collateral, which supplement shall be attached hereto as a supplement to Schedule I (such supplement may take the form of an amendment and restatement to Schedule I hereto) and made a part hereof; provided that failure to attach any such schedule or supplement hereto shall not affect the validity of such pledge of such Pledged Collateral. Each schedule so delivered shall supplement any prior schedules so delivered.

Pledge and Security Agreement

Section 2.03             Representations, Warranties and Covenants. Each Credit Party represents, warrants and covenants to the Collateral Agent, for the benefit of the Secured Parties, that:

(a)               Schedule I correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof (other than Excluded Equity Interests) owned by such Credit Party as of the Closing Date and all promissory notes or instruments evidencing Indebtedness for borrowed money (other than Excluded Instruments) owned by such Credit Party on the Closing Date;

(b)               (i) The Pledged Collateral has, in each case, been duly and validly authorized and issued by the issuers thereof, (ii) the Pledged Equity Securities are fully paid and nonassessable and (iii) the Pledged Debt Securities are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing; provided, that with respect to any Pledged Debt Securities or Pledges Equity Securities issued by a Person other than the Parent Borrower or any subsidiary thereof, the foregoing representations are made to the knowledge of the Credit Parties;

(c)               such Credit Party (i) is the beneficial owner of the Pledged Collateral indicated on Schedule I as owned by such Credit Party, (ii) holds the same free and clear of all Liens, other than the security interests granted hereunder and other than Permitted Liens and (iii) has made no assignment, pledge, hypothecation or transfer of, or created or permitted to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to the transactions contemplated hereby and other transactions permitted by the Credit Agreement and other than Liens granted hereunder and other than Permitted Liens;

(d)               other than as permitted in the Credit Agreement, and except for restrictions and limitations imposed by the Credit Documents or under applicable law generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Equity Securities are freely transferable and assignable, and none of the Pledged Equity Securities is subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that prohibits the pledge of such Pledged Equity Securities hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

Pledge and Security Agreement

(e)               other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect), except for any such consent or approval with respect to which the failure to be obtained would not reasonably be expected to have a Material Adverse Effect; and

(f)                as of the Closing Date, the Credit Parties have caused certificates in respect of all of the Pledged Equity Securities to be delivered to the Collateral Agent pursuant to Section 2.02.

Section 2.04             Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in the name of the applicable Credit Party, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). If an Event of Default shall have occurred and be continuing, each Credit Party will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Credit Party. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Credit Party shall each use its commercially reasonable efforts to cause any person that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 2.04, to exchange certificates representing Pledged Collateral of such Credit Party for certificates of smaller or larger denominations.

Section 2.05            Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing, and after the Collateral Agent shall have given written notice (provided that with respect to any Event of Default pursuant to Section 8.1(g) or (h) of the Credit Agreement, such notice shall have automatically, and without further action, been deemed to have been delivered) to the Parent Borrower of the Collateral Agent’s intention to exercise its rights hereunder:

(i)                        Each Credit Party shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Credit Documents; provided that, except as permitted under the Credit Agreement, such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of the Collateral Agent or any of the other Secured Parties under this Agreement, the Credit Agreement or any other Credit Document or the ability of the Secured Parties to exercise the same.

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(ii)                      The Collateral Agent shall promptly execute and deliver to each Credit Party, or cause to be executed and delivered to such Credit Party, all such proxies, powers of attorney and other instruments as such Credit Party may reasonably request for the purpose of enabling such Credit Party to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)                     Each Credit Party shall be entitled to receive and retain any and all dividends, interest, principal and other distributions or payments paid on or distributed in respect of the Pledged Equity Interests to the extent and only to the extent that such dividends, interest, principal and other distributions or payments are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Credit Documents and applicable laws; provided that (A) any non-cash dividends, interest, principal or other non-cash distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Equity Interests, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Equity Interests, received in exchange for Pledged Equity Interests or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise and (B) any non-cash dividends and other non-cash distributions or payments paid or payable in respect of any Pledged Equity Interests that would constitute Pledged Equity Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Equity Interests, as applicable, and, if received by any Credit Party, shall not be commingled by such Credit Party with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be promptly delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).

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(b)               Upon the occurrence and during the continuance of an Event of Default, and after the Collateral Agent shall have given written notice (provided that with respect to any Event of Default pursuant to Section 8.1(g) or (h) of the Credit Agreement, such notice shall be deemed to have been delivered automatically and without further action) to the Parent Borrower of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Credit Party to dividends, interest, principal or other distributions or payments that such Credit Party is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Collateral Agent which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions or payments. All dividends, interest, principal or other distributions or payments received by any Credit Party contrary to the provisions of this Section 2.05 shall not be commingled by such Credit Party with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be promptly delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02 hereof. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Credit Party, without interest, all dividends, interest, principal or other distributions or payments that such Credit Party would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account.

(c)               Upon the occurrence and during the continuance of an Event of Default, and after the Collateral Agent shall have given written notice (provided that with respect to any Event of Default pursuant to Section 8.1(g) or (h) of the Credit Agreement, such notice shall be deemed to have been delivered automatically and without further action) to the Parent Borrower of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Credit Party to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Requisite Lenders, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Credit Parties to exercise such rights. After all Events of Default have been cured or waived, each Credit Party shall have the right to exercise the voting and/or consensual rights and powers that such Credit Party would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

Article III.

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 3.01             Security Interest. (a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Obligations of the Credit Parties, each Credit Party hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in, to and under any and all of the following assets and properties (wherever located) now owned or at any time hereafter acquired by such Credit Party or in which such Credit Party now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

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(i)                         all Accounts;

(ii)                        all Chattel Paper;

(iii)                       all cash, cash equivalents and Deposit Accounts;

(iv)                       all Documents;

(v)                        all Equipment;

(vi)                       all Goods;

(vii)                      all General Intangibles;

(viii)                     all Instruments (including the Pledged Debt Securities);

(ix)                       all Inventory;

(x)                        all Investment Property (including the Pledged Equity Interests);

(xi)                       all Letters of Credit and Letter of Credit Rights;

(xii)                      all Intellectual Property;

(xiii)                     all Commercial Tort Claims, including, without limitation, those described on Schedule IV hereto;

(xiv)                      (1) Securities Accounts, (2) Investment Property credited to Securities Accounts or Deposit Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in any Securities Account or Deposit Account and (4) all other money in the possession of the Collateral Agent;

(xv)                      all books and Records pertaining to the Article 9 Collateral; and

(xvi)                    all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Pledge and Security Agreement

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) any motor vehicle, aircraft, airframe, rolling stock and other assets subject to a certificate of title or ownership, whether now owned or hereafter acquired, (b) any Excluded Equity Interests, (c) any Letter of Credit Rights relating to any Letter of Credit with a face amount not in excess of $5,000,000, except to the extent constituting a support obligation for other Collateral as to which perfection of a security interest therein can be perfected by the filing of Uniform Commercial Code (or similar filing in any applicable jurisdiction), and to the extent such Credit Party is not required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (d) any Credit Party’s right, title or interest in any lease, license or agreement or any property subject to a purchase money security interest, Capital Lease Obligation or similar arrangements to which such Credit Party is a party or any of its right, title or interest thereunder, the property subject thereto, any insurance in respect thereof, any management or operating agreement with respect thereto and deposits made in respect thereof and all rights, title or interest in relation to any of the foregoing, in each case, to the extent that such a grant would, under the terms of such lease, license or agreement, purchase money, capital lease or similar arrangement result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of or create a right of termination in favor of or require the consent of any other party (in each case, other than a Credit Party) to, such lease, license or agreement, (e) (i) all owned real property; and (ii) all leasehold interests (it is understood that there shall be no requirement to obtain landlord waivers, estoppels or collateral access agreements or acknowledgements, bailee waivers and similar letters), (f)(i) payroll, healthcare and other employee wage and benefit accounts, (ii) tax accounts, including, without limitation, sales tax accounts, (iii) escrow, defeasance, discharge and redemption accounts, (iv) fiduciary or other trust accounts, and, in the case of clauses (i) through (iv), the funds or other property held in or maintained in such account, (v) zero-balance accounts, (vi) accounts in jurisdictions other than in the jurisdiction of organization of the applicable granting Credit Party, the United States or any state thereof, and (vii) accounts other than those described in the preceding clauses with respect to which the average daily balance of the funds maintained on deposit therein does not exceed $1,000,000 in the aggregate; provided that, no DDAs shall constitute Excluded Assets (such accounts in this clause (f) being the “Excluded Accounts”) (g) any Commercial Tort Claim with an expected value not in excess of $1,000,000, as determined in good faith by the Parent Borrower, (h) the Parent Borrower’s or its subsidiaries’ rights in relation to aircraft and airframes, including rights under any lease, sublease, charter, management, operating, crew, service, repair, maintenance, storage or other agreement relating to the aircraft, rights in the aircraft and any parts, accessions and accessories thereto, rights under insurance policies and security deposits and rights in income derived from and proceeds of any of the foregoing, in the ordinary course, (i) assets if the granting of a security interest therein would result in material adverse tax consequences to any Credit Party as reasonably determined by the Parent Borrower, (j) those assets as to which the Collateral Agent and the Parent Borrower reasonably determine in good faith that any of the cost, burden or consequences (including adverse tax consequences) of obtaining or perfecting such a security interest in such assets is excessive in relation to the practical benefit to the Secured Parties of the security to be afforded thereby, (k) foreign intellectual property, (l) any United States “intent to use” trademark application or intent-to-use service mark application filed pursuant to Section 1(b) of the Lanham Act, to the extent and during the period that the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of the applicable Credit Party’s right, title or interest therein or any trademark or service mark registration that issues as a result of such application under applicable federal law (including prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto), after which period such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral, (m) intellectual property specifically requiring a filing in a jurisdiction outside of the United States, (n) any assets (including interests in partnerships, joint ventures and other non-wholly owned entities) in respect of which and to the extent that pledges and security interests are prohibited by law or prohibited by agreements containing anti-assignment clauses not overridden by the New York UCC or other applicable law, (o) any assets and proceeds thereof subject to a Capital Lease Obligation or a purchase money lien permitted by Section 6.2(ll) of the Credit Agreement to the extent such a grant would violate or invalidate the documents providing for such Capital Lease Obligation or purchase money lien and (p) prior to the Discharge of Term Loan Collateral Obligations (as defined in the ABL/Term Loan Intercreditor Agreement), any property that would otherwise constitute ABL Priority Collateral but is an Excluded Asset (as such term is defined in the ABL Collateral Agreement); provided that clauses (b), (d), (k) or (n) shall not include (x) items to the extent the prohibition or restriction on the assignment or pledge thereof hereunder is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC, any other applicable anti-assignment provisions of the UCC or other applicable law (including without limitation Title 11 of the United States Code) or (y) proceeds from the sale, license, lease or other disposition and receivables of the assets referred to in such clause (including Accounts and other monies due or to become due under or in connection therewith), the assignment of which is expressly deemed effective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC, any other applicable anti-assignment provisions of the UCC or other applicable law notwithstanding such prohibition (the assets described in clauses (a) through (p) above, subject to the foregoing proviso, collectively, the “Excluded Assets”); provided that such exclusions shall not de facto apply to the proceeds of any of the property referred to in the foregoing clauses (d), (k) and (n) of this Section 3.01 or in clauses (A) to and including (I) of Section 2.01(a).

Pledge and Security Agreement

(b)               Each Credit Party hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral (including Article 9 Collateral consisting of Pledged Collateral) or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Credit Party is an organization, the type of organization and any organizational identification number issued to such Credit Party, (ii) in the case of a financing statement filed as a fixture filing in a Uniform Commercial Code filing office, a sufficient description of the property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary to ensure the perfection of the Security Interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets”, “all assets whether now owned or hereafter acquired”, or words of similar effect. Each Credit Party agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary for the purpose of reflecting the Security Interest granted by each Credit Party, and naming any Credit Party or the Credit Parties as debtors and the Collateral Agent as secured party. Notwithstanding anything to the contrary herein, no Credit Party shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Credit Party constituting Intellectual Property.

Pledge and Security Agreement

(c)               The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Credit Party with respect to or arising out of the Collateral.

(d)               Notwithstanding anything to the contrary in this Agreement or the Credit Agreement, (i)  no perfection steps shall be required by any means other than (A) filings pursuant to the Uniform Commercial Code in the office of the Secretary of State (or equivalent filing office) of the relevant State(s) of the respective jurisdictions of organization of each Credit Party, (B) filings in the United States Patent and Trademark Office and the United States Copyright Office of the Intellectual Property Security Agreement, (C) delivery of Collateral consisting of promissory notes and instruments evidencing Indebtedness for borrowed money; provided that such delivery shall not be required with respect to (1) promissory notes and instruments evidencing Indebtedness for borrowed money having an aggregate principal amount not in excess of $5,000,000, (2) any promissory notes and instruments evidencing Indebtedness for borrowed money that are promptly deposited into an investment or securities account, (3) checks received in the ordinary course of business and (4) promissory notes and instruments evidencing Indebtedness issued in connection with the extension of trade credit by the grantor of a security interest, (D) delivery of Collateral consisting of certificated Equity Interests included in the Collateral to Collateral Agent, Term Loan Agent, Term Loan Representative or any Additional Term Agent, as applicable, in accordance with the ABL/Term Loan Intercreditor Agreement and (E) other actions expressly required by this Agreement or the Credit Agreement or as set forth in any local law security agreement; (ii) no actions shall be required in order to create any security interest in assets located or titled outside of the United States or make enforceable any such security interest; (iii) no security shall be taken or perfected over movable plant and equipment to the extent requiring any labeling or segregation of such plant or equipment; (iv) no security shall be taken or perfected over any stock in trade to the extent this would require any item-specific or periodic listing of stock in trade or any segregation thereof; (v) no Control Agreement shall be required to be executed and delivered with respect to any Excluded Account; (vi) no notice shall be required to be delivered to Account Debtors or other contractual third parties prior to the occurrence and during the continuance of an Event of Default; and (vii) no action in addition to the filings contemplated under clause (i) above shall be required to perfect the Security Interest in any Commercial Tort Claim or Letter of Credit Right included in the Collateral.

Section 3.02             Representations and Warranties. Each Credit Party represents and warrants to the Collateral Agent, for itself and for the benefit of the Secured Parties, that:

(a)               Such Credit Party has good and valid legal title to, or valid license, leasehold interest, easement or other limited property interest in, as applicable, the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except where the failure to have such title, interest or easement would not reasonably be expected to have a Material Adverse Effect. Such Credit Party has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than (x) any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement or (y) any consent or approval with respect to which the failure to be obtained would not reasonably be expected to have a Material Adverse Effect.

Pledge and Security Agreement

(b)               The Uniform Commercial Code financing statements containing a description of the Article 9 Collateral that have been prepared by the Collateral Agent for filing in the office specified in Schedule III and attached as Annex I to Schedule III constitute all the filings, recordings and registrations (except with respect to Intellectual Property) that are, as of the Closing Date, necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which a security interest may be perfected by filing such financing statements.

(c)               A fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of United States Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) will have been delivered as of the Closing Date to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, for the purpose of establishing a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office.

(d)               The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than (i) Liens permitted by Section 6.2 of the Credit Agreement having priority either by operation of applicable law or (ii) Liens permitted by Section 6.2 of the Credit Agreement which are subject to an Intercreditor Agreement.

(e)               The Credit Parties own the Article 9 Collateral (or, to each Credit Party’s knowledge, in the case of licenses in respect of Intellectual Property, own the right to use such licenses), free and clear of any Lien, other than Permitted Liens.

(f)                Except as indicated on Schedule IV, none of the Credit Parties holds any Commercial Tort Claim with a value estimated in good faith by the Parent Borrower to be in excess of $1,000,000 as of the Closing Date.

Pledge and Security Agreement

(g)               Except as set forth in Schedule V, as of the Closing Date, all Accounts have been originated by the Credit Parties and all Inventory has been produced or acquired by the Credit Parties in the ordinary course of business.

(h)               As to itself and its Article 9 Collateral consisting of Intellectual Property owned by such Credit Party (the “Intellectual Property Collateral”), to each Credit Party’s actual knowledge:

(i)                        Schedule II sets forth the Intellectual Property Collateral consisting of the Patents that are issued or the subject of a pending application and the Trademarks and Copyrights that are registered or the subject of a pending application, in each case, in the United States Patent and Trademark Office or United States Copyright Office, and, in each case, owned by such Credit Party as of the date hereof.

(ii)                       The Patents, Trademarks and Copyrights in such Intellectual Property Collateral are subsisting and, solely with respect to the issued Patents and registered Trademarks and registered Copyrights included therein, have not been adjudged invalid or unenforceable in whole or part (except for office actions issued in the ordinary course by the United States Patent and Trademark Office), and are valid and enforceable, in each case except as would not reasonably be expected to have a Material Adverse Effect. Such Credit Party does not have knowledge of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.

(iii)                      Such Credit Party has made or performed in the ordinary course of such Credit Party’s business, acts, including without limitation filings, recordings and payment of fees and taxes, required to maintain and protect its interest in each and every Patent, Trademark and Copyright set forth on Schedule II in full force and effect and such Credit Party has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in such Intellectual Property Collateral, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(iv)                      With respect to each IP Agreement the absence, termination or violation of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: each such IP Agreement is subsisting, valid and enforceable against the counterparty and is in full force and effect subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(v)                       Except as would not reasonably be expected to have a Material Adverse Effect, no Credit Party or Patent, Trademark, Copyright or Trade Secret in the Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of such Patent, Trademark, Copyright or Trade Secret by any Credit Party or that would impair the validity or enforceability of such Patent, Trademark, Copyright or Trade Secret.

Pledge and Security Agreement

(i)                 [Reserved].

(j)                 As of the Closing Date, such Credit Party is not a beneficiary or assignee under any letter of credit with a face amount in excess of $5,000,000, other than the letters of credit described in Schedule VI hereto and additional letters of credit as to which such Credit Party has complied with the requirements of Section 3.04(d).

Section 3.03            Covenants(a). (a) Each Credit Party agrees to provide written notice to the Collateral Agent within 30 days after any change in (i) its corporate or organization name, (ii) its identity or type of organization or corporate structure or (iii) its organizational identification number (or equivalent). Each Credit Party agrees promptly to provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the immediately preceding sentence. Each Credit Party agrees not to effect or permit any change referred to in the first sentence of this paragraph unless all filings have been made, or will have been made within any applicable statutory period, that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all Collateral with the priority required under the Credit Documents for the benefit of the applicable Secured Parties.

(b)               Each Credit Party agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such further actions as the Collateral Agent may from time to time reasonably request to preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any and all amounts payable under or in connection with any of the Article 9 Collateral (other than amounts that in the aggregate for such Credit Party do not exceed $5,000,000) shall be or become evidenced by any promissory note or other instrument evidencing Indebtedness for borrowed money, then, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

(c)               After the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party, subject to the confidentiality restrictions set forth in Section 10.16 of the Credit Agreement.

Pledge and Security Agreement

(d)                At its option after the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not constituting a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Credit Party fails to do so as required by the Credit Agreement or this Agreement, and each Credit Party jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 3.03(d) shall be interpreted as excusing any Credit Party from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Credit Party with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Credit Documents.

(e)                Each Credit Party (rather than the Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral.

(f)                 Each Credit Party irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees, agents or sub-agents designated by the Collateral Agent) as such Credit Party’s true and lawful agent (and attorney-in-fact) for the purpose, after the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Credit Party on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Credit Party at any time or times shall fail to obtain or maintain any of the policies of insurance required under the Credit Agreement, the Collateral Agent may, after the occurrence and during the continuation of an Event of Default, without waiving or releasing any obligation or liability of the Credit Parties hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance (including by paying premiums with respect thereto) and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 3.03(f), including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Credit Parties to the Collateral Agent and shall be additional Obligations secured hereby.

Section 3.04              Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the benefit of the Secured Parties, the Collateral Agent’s Security Interest in the Article 9 Collateral, each Credit Party agrees, in each case at such Credit Party’s own expense, to take the following actions:

(a)               Instruments and Tangible Chattel Paper. Except with respect to Excluded Instruments, if any Credit Party shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5,000,000, such Credit Party shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

Pledge and Security Agreement

(b)               Investment Property. Except with respect to any Excluded Equity Interest and Excluded Instrument, if any Credit Party shall at any time hold or acquire any Certificated Security constituting Pledged Collateral or Article 9 Collateral, such Credit Party shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify and in accordance with Section 2.02 hereof. Each Credit Party hereby agrees that if any of the Pledged Equity Interests are at any time not evidenced by certificates of ownership, then each applicable Credit Party shall, to the extent permitted by applicable law, (i) if necessary or desirable to perfect a security interest in such Pledged Equity Interests, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Equity Interests under the terms hereof, and (ii) after the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent, (A) cause the Organizational Documents of each such issuer that is a subsidiary of such Credit Party to be amended to provide that such Pledged Equity Interests shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged Equity Interests to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 2.02.

(c)                Commercial Tort Claims. If any Credit Party shall at any time hold or acquire a Commercial Tort Claim with a value estimated in good faith by the Parent Borrower to be in excess of $5,000,000, such Credit Party shall promptly notify the Collateral Agent thereof in a writing signed by such Credit Party, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

(d)                 Letter of Credit Rights. With respect to any Letter of Credit Rights of any Credit Party relating to any Letter of Credit with a face amount in excess of $5,000,000, such Credit Party shall use its commercially reasonable efforts to take all actions necessary to provide the Collateral Agent a first priority perfected security interest in any such Letter of Credit Rights.

(e)                 Deposit Accounts. Each Credit Party shall establish the Collateral Agent’s Control (as defined in Section 9-106 of the UCC), subject to the terms of the ABL/Term Loan Intercreditor Agreement, with respect to any such Deposit Account, substantially simultaneously with the delivery of a control agreement with respect to such Deposit Account in favor of the Term Loan Agent (which for the avoidance of doubt may be a control agreement establishing control in favor of the Term Loan Agent as agent or bailee for the Collateral Agent or establishing control in favor of the Collateral Agent on a basis junior in priority to the Term Loan Agent, in each case, pursuant to the terms of the ABL/Term Loan Intercreditor Agreement).

Pledge and Security Agreement

Section 3.05            Covenants Regarding Patent, Trademark and Copyright Collateral. All references to Patents, Trademarks, Copyrights and Trade Secrets in this Section 3.05 are referring to Patents, Trademarks, Copyrights and Trade Secrets that are included in the Intellectual Property Collateral. Except as permitted by the Credit Agreement:

(a)           Each Credit Party agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to contractually prohibit its licensees from doing any act or omitting to do any act; provided that no Credit Party shall be obligated to amend any agreement existing as of the date hereof) whereby any issued Patent that is material to the normal conduct of such Credit Party’s business would become prematurely invalidated, abandoned, lapsed or dedicated to the public (except, in each case, to the extent such action or inaction is deemed advisable in such Credit Party’s reasonable business judgment and except that nothing in this Section 3.05 shall prohibit such Credit Party from asserting such Patent against any other person).

(b)           Each Credit Party will, and will use its commercially reasonable efforts to contractually require its licensees and its sublicensees (provided that no Credit Party shall be obligated to amend any agreement existing as of the date hereof to so require) to, for each material registered Trademark necessary to the normal conduct of such Credit Party’s business, use commercially reasonable efforts to (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use, or knowingly permit its licensees’ use of, such Trademark in violation of any third party rights, except, in the case of (i) and (ii) above, to the extent such action or inaction is deemed advisable in such Credit Party’s reasonable business judgment.

(c)             Each Credit Party will, and will use its commercially reasonable efforts to cause its licensees and its sublicensees (provided that no Credit Party shall be obligated to amend any agreement existing as of the date hereof to so cause) to, for each material Copyright necessary to the normal conduct of such Credit Party’s business that it publishes, displays and distributes, use a copyright notice as necessary to establish and preserve its rights under applicable copyright laws.

(d)           Each Credit Party shall promptly notify the Collateral Agent if it has received written notice, other than regular reports with respect to Patents, Trademarks and Copyrights received in the ordinary course of business, that any issued Patent, registered Trademark or registered Copyright material to the normal conduct of such Credit Party’s business may imminently become abandoned, lapsed or dedicated to the public, in the case of such Patent or Copyright, prior to the end of its statutory term under applicable law, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Credit Party’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

Pledge and Security Agreement

(e)          Subject to Section 3.01(d), each Credit Party, either itself or through any agent, employee, or designee, shall (i) inform the Collateral Agent on an annual basis of each application by itself, or through any agent, employee, or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office filed during the preceding twelve-month period, and (ii) upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark, or Copyright.

(f)           Each Credit Party shall exercise its reasonable business judgment in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office with respect to (i) maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of the such Credit Party’s business, and (ii) maintaining any registration or issuance of each Patent, Trademark, and Copyright that is material to the normal conduct of such Credit Party’s business, including, when applicable and necessary in such Credit Party’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Credit Party believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)          In the event that any Credit Party receives written notice that any Article 9 Collateral consisting of a Patent, Trademark, Copyright or Trade Secret material to the normal conduct of its business has been materially infringed, misappropriated or diluted by a third party, such Credit Party shall, if such Credit Party deems it necessary in its reasonable business judgment, promptly take actions to stop such infringement, misappropriation or dilution and protect its rights in such Patent, Trademark, Copyright, or Trade Secret, including, but not limited to, the initiation of a suit for injunctive relief and to recover damages, in each case, to the extent it deems reasonably appropriate under the circumstances.

(h)          Each Credit Party shall exercise its reasonable business judgment in protecting the secrecy of all Trade Secrets owned by such Credit Party that are material to the normal conduct of such Credit Party’s business, including, without limitation, if such Credit Party deems it necessary in its reasonable business judgment, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents.

Pledge and Security Agreement

Section 3.06        Intercreditor Relations. Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to this Agreement shall (a) with respect to all Collateral constituting Term Loan Priority Collateral prior to the Discharge of Term Loan Obligations (as defined in the ABL/Term Loan Intercreditor Agreement), be subject and subordinate to the Liens granted to the Term Loan Agent for the benefit of the Term Loan Secured Parties to secure the Term Loan Obligations pursuant to the Term Loan Collateral Agreement, to the extent set forth in the ABL/Term Loan Intercreditor Agreement, (b) with respect to all Collateral constituting Term Loan Priority Collateral prior to the applicable Discharge of Additional Term Obligations (as defined in the ABL/Term Loan Intercreditor Agreement), be subject and subordinate to the Liens granted to any Additional Term Agent for the benefit of the holders of the applicable Additional Term Obligations to secure such Additional Term Obligations pursuant to the applicable Additional Collateral Documents, and (c) with respect to all Collateral, (x) prior to the Discharge of Original First Lien Obligations (as defined in the Junior Lien Intercreditor Agreement), be at least pari passu and equal in priority to the Liens granted to any Senior Priority Agent (as defined in the Junior Lien Intercreditor Agreement) for the benefit of the holders of the applicable Senior Priority Debt to secure such Senior Priority Debt (as defined in the Junior Lien Intercreditor Agreement) pursuant to the applicable Senior Priority Collateral Documents (as defined in the Junior Lien Intercreditor Agreement) (except as may be separately otherwise agreed between the Collateral Agent, on behalf of itself and the Secured Parties, and any Senior Priority Agent (as defined in the Junior Lien Intercreditor Agreement), on behalf of itself and the Senior Priority Creditors (as defined in the Junior Lien Intercreditor Agreement) represented thereby). The Collateral Agent acknowledges and agrees that the relative priority of the Liens granted to the Collateral Agent, the Administrative Agent, the Term Loan Agent, any Additional Term Agent and any Second Priority Agent (as defined in the Junior Lien Intercreditor Agreement) shall be determined solely pursuant to the Intercreditor Agreements, and not by priority as a matter of law or otherwise. Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the applicable Intercreditor Agreements. In the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control as among (i) the Collateral Agent, the Term Loan Agent and any Additional Term Agent, in the case of the ABL/Term Loan Intercreditor Agreement and (ii) the Collateral Agent, any other First Priority Agent (as defined in the Junior Lien Intercreditor Agreement) and any Second Priority Agent (as defined in the Junior Lien Intercreditor Agreement). In the event of any such conflict, each Credit Party may act (or omit to act) in accordance with the Junior Lien Intercreditor Agreement, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so. Notwithstanding any other provision hereof, (x) prior to the Discharge of the Term Loan Obligations (as defined in the ABL/Term Loan Intercreditor Agreement) and the Discharge of Additional Term Obligations (as defined in the ABL/Term Loan Intercreditor Agreement), any obligation hereunder to deliver to the Collateral Agent any Collateral constituting Term Loan Priority Collateral shall be satisfied by causing such Term Loan Priority Collateral to be delivered to the Term Loan Agent, or the applicable Term Loan Collateral Representative (as defined in the ABL/Term Loan Intercreditor Agreement) or any Additional Term Agent, as applicable, to be held in accordance with the ABL/Term Loan Intercreditor Agreement and (y) until the Discharge of the Senior Priority Obligations (as defined in the Junior Lien Intercreditor Agreement), any obligation hereunder to deliver to the Collateral Agent any Collateral shall be satisfied by causing such Collateral to be delivered to the Senior Priority Representative (as defined in the Junior Lien Intercreditor Agreement).

Pledge and Security Agreement

Article IV.

REMEDIES

Section 4.01        Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Credit Party agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right, subject to applicable law, to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property owned by such Credit Party for the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under this Section 4.01 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Credit Party hereby grants to the Collateral Agent, subject to pre-existing rights and licenses, an irrevocable (but solely during the continuance of an Event of Default), non-exclusive world-wide (to the extent it has such rights) license (exercisable without payment of royalty or other compensation to such Credit Party), subject, in the case of Trademarks, to any quality standards and quality control practices in effect by each applicable Credit Party, with respect to its Trademarks and sufficient to avoid the risk of invalidation or dilution of such Trademarks, to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by such Credit Party, wherever the same may be located; provided, that such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof to the extent permitted by the terms of the applicable licenses; provided further that the Collateral Agent shall retain the confidentiality of any Trade Secrets licensed under this Section 4.01 consistent with the practices in effect by each applicable Credit Party, with respect to its confidential information, immediately prior to such Event of Default; (b) to take possession of the Collateral and without liability for trespass to the applicable Credit Party to enter any premises where the Collateral may be located for the purpose of taking possession of, removing or selling the Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law and in furtherance of the foregoing, each Credit Party hereby grants to the Collateral Agent, for the purpose of enabling the Collateral Agent to exercise rights and remedies during the continuance of an Event of Default, an irrevocable license (without payment of rent or other compensation to such Credit Party) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by such Credit Party; (c) notify Account Debtors of any Credit Party that the Accounts of such Credit Party have been assigned to the Collateral Agent, for the benefit of the Secured Parties, or that Collateral Agent has a security interest therein and direct Account Debtors to make payment directly to the Collateral Agent; and (d) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Credit Documents, or otherwise available to the Collateral Agent, all other rights and remedies of a secured party on default under the Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing rights and remedies, each Credit Party agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law (including the Uniform Commercial Code), to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 4.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Credit Party, and each Credit Party hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Credit Party now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

Pledge and Security Agreement

The Collateral Agent shall give the Parent Borrower and each applicable Credit Party not less than ten (10) Business Days’ prior written notice (which each Credit Party agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. The Collateral, or the portion thereof, to be sold at any such sale may be sold in one lot as an entirety or in separate parcels in the Collateral Agent’s own right or by one or more agents and contractors, upon any premises owned, leased, or occupied by any Credit Party and the Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory to be sold with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor), all as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Credit Party (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Credit Party as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 4.02 hereof without further accountability to any Credit Party therefor. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

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Section 4.02        Application of Proceeds.

(a)          The Collateral Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, in the following order of priority, subject to the terms of the ABL/Term Loan Intercreditor Agreement: first, to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees to the extent provided in the Credit Agreement or any other Credit Document) and indemnities due and owing under the Credit Documents of the Administrative Agent or the Collateral Agent (including to pay the Collateral Agent any sums advanced to the Collateral Agent to preserve its security interest in the Collateral), second, to pay any fees then due to any Agent under the Credit Documents, third, to pay interest on Agent Advances, fourth, to pay the principal of Agent Advances then outstanding, fifth, to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees to the extent provided in the Credit Agreement or any other Credit Document) due and owing hereunder of each of the Lenders and each of the L/C Issuer, sixth, to pay any fees then due to any of the Lenders and each of the L/C Issuers under the Credit Documents, seventh, to pay interest accrued in respect of Swing Line Loans, eighth, to pay the principal of all Swing Line Loans then outstanding, ninth, to pay (on a ratable basis) interest accrued in respect of (A) the Revolving Loans then outstanding and (B) any Unreimbursed Amount then outstanding, tenth, to pay (on a ratable basis) (A) the principal of Revolving Loans then outstanding and any Unreimbursed Amount then outstanding, and to cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the applicable L/C Issuer and (B) any outstanding obligations payable under (i) Designated Cash Management Agreements, up to the amount of Designated Cash Management Reserves then in effect with respect thereto, and (ii) Designated Hedging Agreements, up to the amount of Designated Hedging Reserves then in effect with respect thereto, eleventh, to pay (ratably) (A) Hedge Obligations and (B) Cash Management Obligations, in each case with any Lender Counterparty (other than pursuant to any Designated Cash Management Agreements or Designated Hedging Agreements, but including any amounts not paid pursuant to clause “tenth”(B)(i) above) permitted under the Credit Agreement and secured by the Credit Documents (notwithstanding the foregoing, amounts received from any Credit Party shall not be applied to any Excluded Swap Obligation of such Credit Party), twelfth to pay other Obligations then due and owing, and thirteenth, to pay the surplus, if any, to whomever may be lawfully entitled to receive such surplus. To the extent that any amounts available for distribution pursuant to clause “tenth” above are attributable to the issued but undrawn amount of outstanding Letters of Credit which are then not yet required to be reimbursed hereunder, such amounts shall be held by the Collateral Agent in a cash collateral account and applied (x) first, to reimburse the applicable L/C Issuer from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in such clause “tenth”. To the extent any amounts available for distribution pursuant to “ninth” are insufficient to pay all obligations described therein in full, such moneys shall be allocated pro rata among the Lenders and L/C Issuers based on their respective Pro Rata Shares. To the extent any amounts available for distribution pursuant to clause (A) of clause “tenth” are insufficient to pay all obligations described therein in full, such moneys shall be allocated pro rata among the Lenders and L/C Issuers based on their respective Pro Rata Shares. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

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(b)          If any payment to any Secured Party pursuant to this Section 4.02 of its pro rata share of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Obligations of the other Secured Parties, with each Secured Party whose Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Obligations of such Secured Party and the denominator of which is the unpaid Obligations of all Secured Parties entitled to such distribution.

(c)          All payments required to be made hereunder shall be made to the Administrative Agent for the account of such Secured Parties or as the Administrative Agent may otherwise direct in accordance with the Credit Documents.

(d)          For purposes of applying payments received in accordance with this Section 4.02, the Collateral Agent shall be entitled to rely upon the applicable Secured Parties with respect to payments of Secured Hedge Agreements or Secured Cash Management Agreements (which the Administrative Agent and each other Secured Party agrees (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations of the Credit Parties owed to the Secured Parties.

(e)          Subject to the other limitations (if any) set forth herein and in the other Credit Documents, it is understood that the Credit Parties shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations of the Credit Parties.

(f)           It is understood and agreed by each Credit Party that the Collateral Agent shall have no liability for any determinations made by it in this Section 4.02 except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its own or its Related Party’s bad faith, gross negligence or willful misconduct. Each Credit Party also agrees that the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof and of any Intercreditor Agreement, and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

Section 4.03        Securities Act, Etc. In view of the position of the Credit Parties in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Securities Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Credit Party understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Credit Party acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, “blue sky” or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Credit Party acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

Pledge and Security Agreement

Article V.

MISCELLANEOUS

Section 5.01        Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 10.1 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Parent Borrower, with such notice to be given as provided in Section 10.1 of the Credit Agreement.

Section 5.02        Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Credit Party hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Credit Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) subject only to termination or release of a Credit Party’s obligations hereunder in accordance with the terms of Section 5.15 hereof, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Credit Party in respect of the Obligations or this Agreement (other than a defense of payment or performance).

Section 5.03        Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

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Section 5.04        Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or by the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Credit Party and may be amended, modified, supplemented, waived or released with respect to any Credit Party without the approval of any other Credit Party and without affecting the obligations of any other Credit Party hereunder.

Section 5.05       Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Credit Party or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. The Collateral Agent hereunder shall at all times be the same person that is the Collateral Agent under the Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent under the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto.

Section 5.06        Administrative Agent’s and Collateral Agent’s Fees and Expenses; Indemnification.  The parties hereto agree that the Administrative Agent and the Collateral Agent shall be entitled to (i) reimbursement of their respective expenses incurred hereunder and (ii) indemnification for losses, claims, damages, liabilities and related expenses incurred or asserted, arising out of, in connection with or as a result of this Agreement, in each case, as and to the extent provided in Section 10.5 of the Credit Agreement and the provisions of Section 10.5 of the Credit Agreement shall be incorporated by reference herein and apply to each Credit Party mutatis mutandis.

Pledge and Security Agreement

Section 5.07        Collateral Agent Appointed Attorney-in-Fact. Each Credit Party hereby appoints the Collateral Agent the attorney-in-fact of such Credit Party for the purpose, after the occurrence and during the continuance of an Event of Default, of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or desirable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Credit Party, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, (d) to sign the name of any Credit Party on any invoice or bill of lading relating to any of the Collateral, (e) to send verifications of Accounts to any Account Debtor, (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (h) to notify, or to require any Credit Party to notify, Account Debtors to make payment directly to the Collateral Agent, and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Credit Party for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct.

Section 5.08        APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 5.09        Waivers; Amendment. (a) No failure or delay by the Collateral Agent or any Lender in exercising any right, power or remedy hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent and the Lenders hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

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(b)         Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Credit Party or Credit Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.8 of the Credit Agreement.

Section 5.10        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

Section 5.11        Severability. In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.12        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 5.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile or any other electronic transmission (e.g., “PDF” or “TIFF”) shall be as effective as delivery of a manually signed original.

Section 5.13        Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.14        Jurisdiction; Consent to Service of Process. (a) Each party hereto irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Agreement to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court”, and together with the New York Supreme Court, the “New York Courts”) and appellate courts from either of them and agrees that any such action or proceeding shall be brought solely in such New York Courts; provided that nothing in this agreement shall be deemed or operate to preclude (i) the Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment, (iii) if all such New York Courts decline jurisdiction over any person, or decline (or, in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction and (iv) in the event a legal action or proceeding is brought against any party hereto or involving any of its assets or property in another court (without any collusive assistance by such party or any of its subsidiaries or affiliates), such party from asserting a claim or defense (including any claim or defense that this Section 5.14 would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding.

Pledge and Security Agreement

(b)         Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York Court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)          Each party hereto hereby irrevocably and unconditionally agrees that service of process in any such action or proceeding may be effected by delivering by registered or certified mail (or substantially similar form of mail), postage prepaid, return receipt requested, a copy of such process to the applicable party at its address provided in accordance with Section 10.1 of the Credit Agreement.

(d)         Each party hereto irrevocably and unconditionally agrees that the Collateral Agent retains the right to serve process in any other manner permitted by law or to bring proceedings against any Credit Party in the courts of any other jurisdiction in connection with the exercise of any rights under this Agreement or the enforcement of any judgment. Without limiting the foregoing, each Credit Party hereby agrees that service of process may be effected on the Authorized Agent designated in the Credit Agreement for such Credit Party, in the manner provided in Section 10.15 of the Credit Agreement.

Section 5.15        Termination or Release. (a) This Agreement, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Obligations have been paid in full in cash in accordance with Section 1.15 of the Credit Agreement.

(b)         A Credit Party shall automatically be released from its obligations hereunder and the security interests created hereunder in the Collateral of such Credit Party shall be automatically released upon the consummation of any transaction that is permitted by the Credit Agreement, as a result of which such Credit Party ceases to be a subsidiary, or, to the extent the procedures for designation are complied with under the Credit Agreement, such Credit Party otherwise becomes an Immaterial Subsidiary or an Unrestricted Subsidiary.

(c)          Upon any sale or other transfer by any Credit Party of any Collateral that is permitted by the Credit Agreement, or, upon the effectiveness of any written consent to the release of a security interest granted in any Collateral pursuant to Section 10.8 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

Pledge and Security Agreement

(d)          In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 5.15, the Collateral Agent shall, in each case, at such Credit Party’s expense, (i) execute and deliver to any Credit Party, and make any filing of, all documents that such Credit Party shall reasonably request to evidence such termination or release (including, without limitation, making any filings (such as filings of Uniform Commercial Code termination statements or releases in the United States Patent and Trademark Office or the United States Copyright Office)), (ii) duly assign and transfer to such Credit Party such of the Pledged Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement and (iii) take any other action reasonably requested or demanded to effectuate such release (including making any filing); provided that the Collateral Agent shall not be required to take any action under this Section 5.15(d) unless such Credit Party shall have delivered to the Collateral Agent together with such request, which may be incorporated into such request, (1) a reasonably detailed description of the Collateral, which in any event shall be sufficient to effect the appropriate termination or release without causing the release of any other Collateral and (2) a certificate of an Authorized Officer of the Parent Borrower or such Credit Party certifying that the transaction giving rise to such termination or release is permitted by the Credit Agreement and was, or will concurrently with the release be, consummated in compliance with the Credit Documents. Any execution and delivery of documents pursuant to this Section 5.15 shall be without recourse to or warranty by the Collateral Agent.

Section 5.16        Additional Subsidiaries. Upon execution and delivery by the Collateral Agent and any subsidiary that is required to become a party hereto by Section 5.11 of the Credit Agreement of an instrument in substantially the form of Exhibit I hereto (or in such other form reasonably satisfactory to the Collateral Agent), such subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor on the date hereof. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

[Signature Pages Follow]

Pledge and Security Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LANNETT COMPANY, INC.

By:	/s/Timothy C. Crew
Name: Timothy C. Crew
Title: Chief Executive Officer

LANNETT HOLDINGS, INC.

By:	/s/Robert Ehlinger
Name: Robert Ehlinger
Title: President

CODY LABORATORIES, INC.

By:	/s/John M. Abt
Name: John M. Abt
Title: President

SILARX PHARMACEUTICALS, INC.

By:	/s/Neha Desai-Jimenez
Name: Neha Desai-Jimenez
Title: President and Director of Operations

KREMERS URBAN PHARMACEUTICALS INC.

By:	/s/Grant Brock
Name: Grant Brock
Title: President

[Signature Page to Pledge and Security Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent

By:	/s/ Salvatore Tulumello
Name: Salvatore Tulumello
Title: Vice President

[Signature Page to Pledge and Security Agreement]

Exhibit I
to Security Agreement

SUPPLEMENT NO. ____ TO THE PLEDGE AND SECURITY AGREEMENT

SUPPLEMENT NO. ____, dated as of ____________________ (this “Supplement”), to the Pledge and Security Agreement dated as of December 7, 2020 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Security Agreement”), among Lannett Company, Inc., a Delaware corporation (the “Parent Borrower”), each Guarantor from time to time party thereto, Wells Fargo Bank, National Association as administrative agent (in such capacity and any successor in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity and any successor in such capacity, the “Collateral Agent”) for the Secured Parties.

A.       Reference is made to (i) the Credit and Guaranty Agreement dated as of December 7, 2020, (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the Subsidiary Borrowers from time to time party thereto (together with the Parent Borrower, jointly and severally, collectively, the “Borrowers” and each individually, a “Borrower”), certain subsidiaries of the Parent Borrower party thereto from time to time as Guarantors, the Lenders party thereto from time to time, Administrative Agent, and Collateral Agent and (ii) the Credit Agreement Joinder dated as of ______________ entered into by ______________, a ______________ (the “New Subsidiary”), as required by Section 5.11 of the Credit Agreement.

B.       Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement.

C.       The Credit Parties have entered into the Security Agreement in order to induce the Lenders to make extensions of credit under the Credit Agreement. Section 5.16 of the Security Agreement provides that additional subsidiaries may become Guarantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The New Subsidiary is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Security Agreement in order to induce the Lenders to make extensions of credit (if available under the Credit Agreement) and as consideration for extensions of credit previously made under the Credit Agreement.

Accordingly, the Administrative Agent, the Collateral Agent and the New Subsidiary agree as follows:

Pledge and Security Agreement

Exhibit I-1

SECTION 1. In accordance with Section 5.16 of the Security Agreement, the New Subsidiary by its signature below becomes a Guarantor under the Security Agreement and agrees to be bound by all terms, covenants and conditions thereunder with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms, covenants and provisions of the Security Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that (i) with respect to representations and warranties made by it under the Security Agreement that are not qualified by materiality, such representations and warranties are true and correct in all material respects, and (ii) with respect to the representations and warranties made by it under the Security Agreement that are qualified by materiality, such representations and warranties are true and correct in all respects, in each case, on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations when due (whether at stated maturity, by acceleration or otherwise), does hereby create, grant and pledge to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary and expressly assumes all obligations and liabilities of a Guarantor under the Security Agreement. Each reference to a “Guarantor” or “Credit Party” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart to this Agreement by facsimile or any other electronic transmission (e.g., “PDF” or “TIFF”) shall be as effective as delivery of a manually signed original. This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Agents have executed a counterpart hereof.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true, correct and complete schedule of all the Pledged Collateral of the New Subsidiary as of the date hereof, (b) set forth on Schedule II attached hereto is a true, correct and complete schedule of all of the material issued Patents, registered Trademarks and registered Copyrights owned by the New Subsidiary as of the date hereof, (c) set forth on Schedule III attached hereto is a true, correct and complete schedule of all Commercial Tort Claims of the New Subsidiary individually in excess of $5,000,000 as of the date hereof, (d) set forth on Schedule IV attached hereto, is the true, correct and complete legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office , (e) except as set forth in Schedule V, all Accounts of the New Subsidiary have been originated by the New Subsidiary and all Inventory has been produced or acquired by the New Subsidiary in the ordinary course of business, and (f) set forth on Schedule VI attached hereto is a true, correct and complete schedule of all Letter of Credit Rights of the New Subsidiary relating to Letters of Credit with a face amount in excess of $5,000,000 as of the date hereof.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

Pledge and Security Agreement

Exhibit I-2

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, disbursements and other charges of counsel for the Collateral Agent.

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

Pledge and Security Agreement

Exhibit I-3

IN WITNESS WHEREOF, the New Subsidiary and the Agents have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Pledge and Security Agreement

Exhibit I-4

WELLS FARGO, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent

By:
Name:
Title :

Pledge and Security Agreement

Exhibit I-5

Schedule I
to Supplement No. ___ to the
Security Agreement

Pledged Collateral of the New Subsidiary

PLEDGED EQUITY SECURITIES

Name of Issuer	Registered Owner	Number and Class of Pledged Equity Security	Number of Issuer Certificate (if applicable)	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Holder	Issuer	Principal Amount	Date of Pledged Debt Security	Maturity Date

Pledge and Security Agreement

Exhibit I-6

Schedule II
to Supplement No. ___ to the
Security Agreement

PATENTS, TRADEMARKS AND COPYRIGHTS

Pledge and Security Agreement

Exhibit I-7

Schedule III
to Supplement No. ___ to the
Security Agreement

COMMERCIAL TORT CLAIMS

Pledge and Security Agreement

Exhibit I-8

Schedule IV
to Supplement No. ___ to the
Security Agreement

LEGAL NAME, JURISDICTION OF FORMATION AND ADDRESS

Pledge and Security Agreement

Exhibit I-9

Schedule V
to Supplement No. ___ to the
Security Agreement

MATTERS RELATING TO ACCOUNTS AND INVENTORY

Pledge and Security Agreement

Exhibit I-10

Schedule VI
to Supplement No. ___ to the
Security Agreement

LETTER OF CREDIT RIGHTS

Pledge and Security Agreement

Exhibit I-11

Exhibit II
to Security Agreement

[FORM OF]

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “IP Security Agreement”) dated December 7, 2020, is made by the persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Wells Fargo, National Association, as collateral agent (in such capacity and any successor in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below). Capitalized terms used in this IP Security Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement (as defined below).

WHEREAS, the Grantors have entered into that certain Credit and Guaranty Agreement, dated as of December 7, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with Lannett Company, Inc., a corporation incorporated under the laws of the State of Delaware (the “Parent Borrower”), the other Credit Parties party thereto, Wells Fargo, National Association, as the Administrative Agent and Collateral Agent, and the Lenders party thereto from time to time;

WHEREAS, as a condition precedent to the making of Loans by the Lenders and the entry into Hedge Agreements and Cash Management Agreements by the Lender Counterparties from time to time, each Grantor has executed and delivered that certain Pledge and Security Agreement, dated as of December 7, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Grantors, the Administrative Agent and the Collateral Agent; and

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the United States Patent and Trademark Office and the United States Copyright Office;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in such Grantor’s right, title and interest in and to the following (collectively, the “IP Collateral”):

(i)         the patents and patent applications set forth in Schedule A hereto;

(ii)        the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications or intent-to-use service mark applications filed pursuant to Section 1(b) of the Lanham Act, to the extent that, the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of the applicable Grantor’s right, title or interest therein or any trademark or service mark issued as a result of such application under applicable federal law), together with the goodwill symbolized thereby;

Pledge and Security Agreement

Exhibit II-1

(iii)       the copyright registrations and applications set forth in Schedule C hereto;

(iv)       all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing;

(v)        any and all claims for damages and injunctive relief for past, present and future infringement of any of the foregoing; and

(vi)       any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.

SECTION 2. Security for Obligations. The grant of a security interest in the IP Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Credit Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4. Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart to this Agreement by facsimile or any other electronic transmission (e.g., “PDF” or “TIFF”) shall be as effective as delivery of a manually signed original.

SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6. Governing Law. THIS IP SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS IP SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Pledge and Security Agreement

Exhibit II-2

[Signatures pages to follow]

Pledge and Security Agreement

Exhibit II-3

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME]

By:
Name:
Title:

Pledge and Security Agreement

Exhibit II-4